Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Abacus Life, Inc. (formerly known as East Resources Acquisition Company) on Form S-8 of our report dated April 17, 2023, which includes an explanatory paragraph as to East Resources Acquisition Company’s (now known as Abacus Life, Inc.) ability to continue as a going concern, with respect to our audits of the consolidated financial statements of East Resources Acquisition Company (now known as Abacus Life, Inc.) as of December 31, 2022 and 2021 and for the years then ended appearing in the Annual Report on Form 10-K of East Resources Acquisition Company for the year ended December 31, 2022. We were dismissed as auditors on July 17, 2023 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements incorporated by reference in such Registration Statement for the periods after the date of our dismissal.

/s/ Marcum LLP

Marcum LLP

Houston, Texas

October 26, 2023